Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust to Redeem All

Outstanding 3.95% Guaranteed Notes due 2023

PHILADELPHIA, PA, December 21, 2022 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), intends to redeem all of the outstanding 3.95% Guaranteed Notes due February 15, 2023 (the “Notes”) issued by the Operating Partnership and not purchased pursuant to its previously announced tender offer for such Notes.

The expected redemption date will be January 20, 2023 (the “Redemption Date”).

The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

From and after the Redemption Date and the payment of the redemption price, interest will cease to accrue, and on and after the Redemption Date the only remaining rights of holders of Notes will be to receive payment of the redemption price and accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The notice of redemption and other materials relating to the redemption of the Notes will be mailed on or about December 21, 2022. As will be specified in the notice of redemption, payment of the redemption price will be made only upon presentation and surrender of the Notes to The Bank of New York Mellon by hand or by mail at the address set forth in such notice. Notes that are held through The Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 164 properties and 23.0 million square feet as of September 30, 2022, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “1995 Act”) provides a “safe harbor” for forward-looking statements. This press release contains statements that are forward-looking, including statements relating to business and real estate development activities, future capital expenditures and financing sources. The Company intends such forward-looking statements to be covered by the safe-harbor provisions of the 1995 Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by the Company or on its behalf. Factors that might cause actual results to differ materially from the Company’s expectations, many of which may be more likely to impact the Company as a result of the ongoing COVID-19 pandemic, are set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622